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                                                                   EXHIBIT 10.1

                     SERVICES AND CONFIDENTIALITY AGREEMENT


         1.      IDENTIFICATION.

         This Services and Confidentiality Agreement (the "Agreement") is made as of March 8, 1994, between Commonwealth Equity Trust, a California Real Estate Investment Trust ("CET"), and Fama Management, Inc., a California corporation ("Fama").

         2.      RECITALS.

                 2.1. CET is presently a debtor in possession operating under Chapter 11 of the United States Bankruptcy Code, and is currently preparing a plan of reorganization which will be submitted to the bankruptcy court for approval. CET is also negotiating plan alternatives with other parties. CET desires to engage an interim Chief Executive Officer to provide services to CET pending the confirmation and effective date of a plan of reorganization in CET's bankruptcy proceeding (the "Plan of Reorganization").

                 2.2. In addition, CET is seeking to achieve continuity in its management, and for that reason, desires to engage an interim Chief Executive Officer who is able and desires to continue in the position of Chief Executive Officer of CET following the effective date of the Plan of Reorganization.

                 2.3. CET wishes to engage Fama to provide the services of Frank A. Morrow ("Morrow") who will act as CET's interim Chief Executive Officer. Fama desires to provide Morrow's services to CET, as more particularly described below, and in addition, desires to make Morrow available should CET elect to engage Morrow as its Chief Executive Officer following the effective date of the Plan of Reorganization.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         3.      TERM.

         This Agreement shall commence on March 8, 1994, and shall continue through July 31, 1994 (the "Original Term"), unless earlier terminated by CET on thirty (30) days' prior written notice to Fama. The Original Term may be extended by CET for a period of two (2) months, on the same terms set forth herein which apply during the Original Term. The Original Term and any extension thereof shall be collectively referred to herein as the "Term."

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         5.      COMPENSATION.

         5.1. During the Original Term, and conditioned upon Morrow's full and faithful performance of his duties hereunder, CET shall pay to Fama, as full and complete compensation for all of the services to be rendered by Fama hereunder, the following: (i) a base salary equal to One Thousand Two Hundred Dollars ($1,200) per day, subject to a maximum limitation of Twenty Thousand Dollars ($20,000) during each month of the Term, and, (ii) a bonus of Ten Thousand Dollars ($10,000) per month during the Original Term (the "Bonus"). CET shall pay Fama one-half of the base salary on the tenth (10th) and the twenty-fifth (25th) day of each month during the Term. The Bonus shall accrue but shall not become due and payable to Fama until such time as a Plan of Reorganization has been confirmed by the bankruptcy court, and further, until the effective date of such Plan of Reorganization.

         5.2. If CET terminates this Agreement prior to the expiration of the Original Term by delivery of thirty (30) days' prior written notice as set forth in Article 3 above, the compensation to be paid by CET to Fama pursuant to the terms hereof (i.e. base salary and Bonus) shall be prorated for the month during which such termination occurs, and Fama shall be compensated up until the effective date of such termination at a rate equal to (i) One Thousand Two Hundred Dollars ($1,200) per day as base salary, subject to a maximum limitation of Twenty Thousand Dollars ($20,000) for the month during which such termination occurs, plus (ii) Six Hundred Dollars ($600) per day as Bonus.

         5.3. Fama acknowledges that neither Fama nor Morrow shall be an employee of CET for federal tax purposes, and Fama shall be responsible for paying all of its and Morrow's estimated income and self-employment taxes. CET shall have no obligation to make any withholdings from compensation payable hereunder for state or federal taxes and shall have no other obligations of an employer with respect to Fama and/or Morrow. Fama shall indemnify and hold CET harmless from and against any and all costs, liabilities, expenses, damages or fees (including, but not limited to, attorneys' fees and costs) resulting from a failure by Fama and/or Morrow to pay its or his own estimated income and self-employment taxes.

         5.4. All compensation payable for Morrow's services shall be payable to Fama directly, and not to Morrow. Morrow shall look solely to Fama to perform and discharge, and Fama shall fully perform and discharge, and CET shall have no responsibility or liability on account of, any obligation of an employer, including, without limitation, the payment and/or withholding of all sums required to be paid and/or withheld by such employer, pension, health and welfare benefits, social security, unemployment, workers' compensation and state disability insurance required in connection with, based on, resulting from or relating to the





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services to be rendered hereunder and/or the rights to be granted by Morrow under this Agreement and/or the compensation to be paid to Fama therefore.
Fama and Morrow agree to indemnify and hold CET harmless from and against any and all liability (including, without limitation, judgments, penalties, interests, damages, costs, expenses and attorneys' fees) which CET may incur by reason of Fama's failure to assume and discharge all obligations imposed on employers (including, without limitation, with respect to income tax withholding as discussed in Section 5.3 above).

         6.      EXPENSE REIMBURSEMENTS.

                 6.1. CET shall reimburse Fama for Morrow's actual and reasonable out-of-pocket expenses incurred in the performance of Morrow's duties hereunder. Reimbursable expenses shall include Morrow's commuting costs from San Francisco to Sacramento, which shall include gasoline, tolls, parking, hotels and meals. In addition, CET shall reimburse Fama for Morrow's business expenses related to travel from Sacramento to Los Angeles, or other locations requiring his presence for CET business.

                 6.2. Notwithstanding the provisions of Section 6.1 above, in no event shall the aggregate reimbursement of expenses from CET to Fama exceed Two Thousand Five Hundred Dollars ($2,500) in any month during the Term.

                 6.3. CET's reimbursement of Morrow's expenses, as described in Sections 6.1 and 6.2 above, is expressly conditioned upon the following in each instance:

                          (a)      Each such expense must be of a nature
qualifying it as a proper deduction on CET's federal and state income tax returns as a business expense, and not as deductible compensation to Fama;

                          (b)  Fama and/or Morrow furnishes CET with adequate
records and other documentary evidence required by either federal or state statutes or regulations issued by appropriate taxing authorities for the substantiation of such expenses as deductible business expenses of CET and not as deductible compensation to Fama; and

                          (c)     reimbursement shall be paid and payable by
CET in accordance with its policies and procedures for making such reimbursements in the normal course of its business.

         7.      CONFIDENTIAL INFORMATION.

                 7.1. "Confidential Information" means any information relating to CET's business or operations which is not generally known outside of CET or information entrusted to CET by third parties, and includes information known as confidential or secret





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or which reasonably should be known as confidential or secret.  Confidential
Information may relate, for example, to financial or other investment information, shareholder information, CET's strategic planning, trade secrets, technology, ideas, processes, computer hardware, computer software, business or marketing plans, the names and locations of employees and/or shareholders, and any and all other information relating to CET and the operation of its business. Confidential Information may be contained in materials (collectively "Materials") such as business records, legal documents, correspondence, data, reports, programs, contracts between CET and third parties, or computer programs, or may be in the nature of, or consist of, unwritten knowledge, techniques, devices, processes, practices, methods or know-how.
Notwithstanding the foregoing, "Confidential Information" does not include information (i) which is or becomes generally available to the public other than as a result of a disclosure by Fama, Morrow or its or his agents, (ii) which was available to Fama and/or Morrow on a non-confidential basis prior to disclosure of the information to Fama and/or Morrow by CET, or (iii) which becomes available to Fama and/or Morrow on a non-confidential basis from a person or entity other than CET, who is not otherwise bound by a written confidentiality agreement prohibiting that person or entity from disclosing the information. For purposes hereof, information made public only in connection with CET's Chapter 11 bankruptcy proceeding shall not be deemed information generally available to the public.

                 7.2. Fama acknowledges that a confidential and fiduciary relationship exists between Fama and Morrow, on the one hand, and CET, on the other hand, in connection with CET's Confidential Information.

                 7.3. Other than as required in order for Morrow to perform the services contemplated herein, Fama shall not, and shall cause Morrow not to, use, disclose, disseminate or otherwise communicate, directly or indirectly, in whole or in part, at any time or in any manner, whether during the Term or for a period of twelve (12) months thereafter, any Confidential Information, without CET's prior written consent in each instance, and Fama shall use its best efforts to prohibit its representatives, or any third person acting for or on Fama's or Morrow's behalf to do any of the foregoing. If at any time Fama and/or Morrow becomes aware of any such unauthorized use, disclosure, dissemination or communication, or any threat thereof, Fama shall immediately notify CET, which notice shall specify the person(s) and circumstances relating to such unauthorized use, disclosure, dissemination, communication or threat.

                 7.4. All Confidential Information relating to CET's business that comes into Fama's and/or Morrow's knowledge or possession, as between CET on the one hand, and Fama and Morrow on the other, is CET's exclusive property, and except as necessary in





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order for Morrow to perform the services contemplated herein, may not be reproduced, copies, summarized or removed from CET's premises without CET's prior written consent in each instance. Any such Confidential Information removed from CET's premises shall be immediately returned to CET when it is no longer required in order for Morrow to perform his duties hereunder or upon CET's demand at any time or times.

                 7.5. Fama acknowledges that all Confidential Information created by Fama and/or Morrow shall be CET's exclusive property, free of any claim or interest of any third party, and Fama, for itself and on behalf of Morrow, hereby irrevocably and perpetually assigns to CET all rights of every kind or nature which arise from Morrow's and/or Fama's creation of any Confidential Information, to the extent that CET does not already own such rights.

                 7.6. In CET's sole discretion, CET may elect to apply for, obtain, register or take any action to protect or prevent the infringement, dissemination or release of any Confidential Information. If CET chooses to take any such action, either during or after the Term, Fama shall:

                          (a)     take any reasonable action CET determines to
be necessary or desirable in connection with the exercise and/or protection of these rights; and

                          (b)     execute and acknowledge before a notary and
deliver to CET, in a form suitable to CET, any document reasonably necessary or required to obtain, exercise or protect such rights.

                 7.7. Fama hereby irrevocably appoints any of CET's authorized corporate officers to act as its and Morrow's agent and attorney-in-fact, which appointment is coupled with an interest, to perform all acts described in Section 7.6 above.

                 7.8.     Fama's covenants and agreements contained in this
Article 7 shall be deemed to be effective as of the date Fama and/or Morrow first acquired knowledge of any Confidential Information.

                 7.9.     Fama's covenants and agreements contained in this
Article 7 shall survive the expiration or termination of this Agreement.

         8.      INDEMNIFICATION.

         CET shall, to the maximum extent permitted by law, indemnify and hold Fama and Morrow harmless from and against any and all claims, actions, causes of actions, judgments, fines, settlements, and other amounts actually incurred ("Liabilities") arising out of,





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relating to, or in connection with the discharge of Fama's and Morrow's duties hereunder; provided, however, that CET shall have no obligation to indemnify Fama or Morrow for any Liabilities resulting from Fama's or Morrow's bad faith, malfeasance, gross negligence or reckless disregard of duties as described herein.

         9.      REPRESENTATIONS AND WARRANTIES.

                 9.1. Fama is and shall remain during the Term a corporation in good standing, duly organized and existing under the laws of the State of California, and authorized to engage in business in the State of California.

                 9.2. Fama has a valid, binding and subsisting agreement with Morrow pursuant to which Morrow is obligated to render Morrow's services exclusively for Fama for at least the full Term, and pursuant to which Fama has the full right and authority to enter into this Agreement and furnish Morrow's services and to grant CET the rights herein granted.

                 9.3. Fama has not undertaken any obligations to any person, firm, corporation or other entity which might conflict with, interfere with, or derogate from the rights granted to CET hereunder, or the obligations incurred by Morrow in this Agreement.

                 9.4. CET has been authorized by its Board of Trustees to enter into this Agreement, and once such Agreement has been approved by the bankruptcy court, no further approval or authority is required in order for this Agreement to constitute a legal and binding obligation of CET.

         10.     MISCELLANEOUS.

                 10.1. This Agreement is to be governed by and construed under the laws of the State of California.

                 10.2. Should any provision of this Agreement for any reason be declared invalid, void or unenforceable by a court of competent jurisdiction, such adjudication shall in no way affect any other provision of this Agreement nor the validity or enforcement of the remainder of this Agreement, and any provision so affected shall be curtailed only to the extent necessary to bring this Agreement within the applicable requirements of the law.

                 10.3. This Agreement contains the sole and entire understanding between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements, understanding, statements and practices among the parties.

                 10.4. This Agreement may not be modified, except in writing, signed by the parties hereto. No waiver of any provision





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of this Agreement shall be deemed to be a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.
No waiver shall be binding unless executed in writing by the party charged with the waiver.

                 10.5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

                 10.6. Any notices, requests, demands, waivers, consents, approvals or other communications which are required hereunder shall be in writing and shall be deemed given only if delivered personally or sent by telegram or by registered or certified mail, postage prepaid, return receipt requested, to the recipients at the following addresses:

         If to CET:          Commonwealth Equity Trust
                             705 University Avenue
                             Suite A
                             Sacramento, CA  95825
                             Attn:  Ms. Doris V. Alexis

         with a copy to:     Greenberg, Glusker, Fields,
                             Claman & Machtinger
                             1900 Avenue of the Stars,
                             Suite 2000
                             Los Angeles, CA  90067
                             Attn:  Paula J. Peters, Esq.

         If to Fama:         Fama Management, Inc.
                             1249 Lombard Street
                             San Francisco, CA  94109

                 10.7. If either party to this Agreement brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in such action shall be entitled to an award of reasonable costs of litigation, including attorneys' fees and related costs, to be paid by the losing party in such amount as may be determined by the court having jurisdiction in such action.

                 10.8. In addition to attorneys' fees and costs as provided for in Section 10.7 above, the parties hereto agree that if any dispute between the parties results in a judgment in favor of either party, the prevailing party shall be entitled to recover from the other all attorneys' fees and costs incurred by the prevailing party in enforcing such judgment. This provision is intended to be severable from any other provision in this Agreement and is not to be deemed merged in the judgment.





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                 10.9.    The parties consent that the bankruptcy court shall
have jurisdiction over any disputes arising out of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date set forth below.

Date of
Execution:     3/15      ,  1994           COMMONWEALTH EQUITY TRUST,
          ---------------                  a California Real Estate
                                           Investment Trust



                                           By: /s/ Doris V. Alexis
                                              ----------------------

                                              Its:   Board Chair
                                                  ------------------
Date of
Execution:     3/15      , 1994            FAMA MANAGEMENT, INC.,
          ---------------                  a California corporation



                                           By: /s/ Frank A. Morrow
                                              ----------------------

                                              Its:    President
                                                  ------------------

ACKNOWLEDGED, ACCEPTED
AND AGREED TO;



/s/ Frank A. Morrow
- - -----------------------
FRANK A. MORROW





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